Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2010, in the Registration Statement on Form F-1/A-11 and related Prospectus of Locate Technologies Inc. for the registration of shares of its common stock.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 1, 2010